Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

The below list sets forth the anticipated subsidiaries of CONSOL Mining Corporation (to be renamed CONSOL Energy Inc.) as of the effective time of the separation (as such term is defined in the Information Statement filed herewith)

AMVEST LLC (a Virginia limited liability company)

AMVEST Gas Resources, LLC (a Virginia limited liability company)

AMVEST West Virginia Coal, L.L.C. (a West Virginia limited liability company)

Braxton-Clay Land & Mineral, LLC (a West Virginia limited liability company)

CNX Coal Finance Corp. (a Delaware corporation)

CNX Coal Resources GP LLC (a Delaware limited liability company)

CNX Coal Resources LP (a Delaware limited partnership)

CNX Marine Terminals LLC (a Delaware limited liability company)

CNX Operating LLC (a Delaware limited liability company)

CNX RCPC LLC (a Delaware limited liability company)

CNX Thermal Holdings LLC (a Delaware limited liability company)

Conrhein Coal Company (a Pennsylvania general partnership)

CONSOL Amonate Facility LLC (a Delaware limited liability company)

CONSOL Amonate Mining Company LLC (a Delaware limited liability company)

CONSOL Energy Canada Ltd. (a Canadian corporation)

CONSOL Energy Sales Company LLC (a Delaware limited liability company)

CONSOL Financial Inc. (a Delaware corporation)

CONSOL Mining Company LLC (a Delaware limited liability company)

CONSOL Mining Holding Company LLC (a Delaware limited liability company)

CONSOL of Canada LLC (a Delaware limited liability company)

CONSOL of Kentucky LLC (a Delaware limited liability company)

Consol Pennsylvania Coal Company LLC (a Delaware limited liability company)

Fola Coal Company, L.L.C. d/b/a Powellton Coal Company (a West Virginia limited liability company)

Helvetia Coal Company LLC (a Pennsylvania limited liability company)

Island Creek Coal Company LLC (a Delaware limited liability company)

Laurel Run Mining Company LLC (a Virginia limited liability company)

Leatherwood, LLC (a Pennsylvania limited liability company)

Little Eagle Coal Company, L.L.C. (a West Virginia limited liability company)

MTB LLC (a Delaware limited liability company)

Nicholas-Clay Land & Mineral, LLC (a Virginia limited liability company)

R&PCC LLC (a Pennsylvania limited liability company)

TECPART LLC (a Delaware limited liability company)

Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability company)

Terry Eagle Limited Partnership (a West Virginia limited partnership)

Vaughan Railroad Company LLC (a West Virginia limited liability company)

Windsor Coal Company LLC (a West Virginia limited liability company)

Wolfpen Knob Development Company LLC (a Virginia limited liability company)